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                                                            Exhibit 23.2
                                                            ------------

                    Consent of Certified Public Accountants


We consent to the incorporation by reference in the registration statement of Alabama National BanCorporation ("ANB") on form S-8 (File No. 333-07951) and in the registration statement of ANB on Form S-8 (File No. 333-27285) of our report dated January 15, 1998, on our audits of ANB as of December 31, 1997 and 1996, and for the years then ended, which report is included in this Annual Report on Form 10-K.


                                       /s/ Coopers & Lybrand L.L.P.


Birmingham, Alabama
March 27, 1998